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                                                                   EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-05948, No. 073222, No. 095040 and No. 33-06889) pertaining to the Intuit Inc. 1993 Equity Incentive Plan of our report dated September 6, 1996 (except for Note 12, as to which the date is September 18, 1996), with respect to the consolidated financial statements and schedule of Intuit Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 1996.




                                                  /s/ ERNST & YOUNG LLP


Palo Alto, California
October 22, 1996